Exhibit 99.2

November 24, 2009

FOR IMMEDIATE RELEASE

Graham Packaging Completes $253.4 Million Offering of Senior Unsecured Notes

YORK, PENNSYLVANIA, November 24, 2009 — Graham Packaging Holdings Company (“Graham Packaging”) today announced that its wholly-owned subsidiary, Graham Packaging Company, L.P., completed its offering of $253.4 million aggregate principal amount of senior unsecured notes due 2017 (the “Notes”). Graham Packaging used the net proceeds from the offering, along with cash on hand, to fully discharge its obligations with respect to its $250 million aggregate principal amount of existing 8.5% senior unsecured notes due 2012. The Notes were co-issued with Graham Packaging Company, L.P.’s subsidiary, GPC Capital Corp. I, and guaranteed by Graham Packaging and certain domestic subsidiaries of Graham Packaging Company, L.P.

The Notes were offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The Notes have not been registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

FORWARD-LOOKING STATEMENTS

Information provided and statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and Graham Packaging assumes no obligation to update the information included in this press release. Such forward-looking statements include information concerning Graham Packaging’s possible or assumed future results of operations. These statements often include words such as “approximate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Graham Packaging’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Graham Packaging’s control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although Graham Packaging believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, Graham Packaging also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

CONTACT:

Donald C. Sarvey

Editorial Enterprises, Inc.

(717) 236-7716

editorialenterprises@earthlink.net